OCCIDENTAL PETROLEUM CORPORATION

2015 LONG-TERM INCENTIVE PLAN

NOTICE OF GRANT
OF RESTRICTED STOCK UNIT INCENTIVE AWARD
(Time-based Vesting: Equity-settled Award)

Pursuant to the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”), OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (“Occidental” and, with its Subsidiaries, the “Company”), grants you (the “Grantee”) an award on the terms and conditions set forth herein (the “Award”). By accepting this Award, the Grantee agrees, to the extent not contrary to applicable law, to (i) the terms and conditions of the Plan and this Notice of Grant of Restricted Stock Unit Incentive Award (the “Notice of Grant”), (ii) the Standard Award Terms and Conditions set out on Attachment 1 hereto, including the arbitration provisions thereof (the “Terms and Conditions”), and (iii) the General Terms of Employment set out on Attachment 2 hereto, which, in the case of (ii) and (iii), are incorporated in this Notice of Grant by reference. Capitalized terms used but not defined herein shall, unless otherwise indicated, have the meanings set forth in the Plan. This Notice of Grant (along with the Terms and Conditions and all other incorporated attachments and exhibits) and the Award evidenced hereby are collectively referred to as the “Award Agreement.”

Date of Grant:	_____________________

Award Type and Description:
Restricted Stock Units granted pursuant to Section 6(e) of the Plan, which Award is a bookkeeping entry that represents the right to receive a number of shares of Stock up to the number indicated below under “Number of Shares,” subject to the terms and conditions of the Award Agreement.

The Grantee’s right to receive payment of this Award shall vest and become earned and nonforfeitable upon the Grantee’s satisfaction of the continued service requirements described below under “Vesting Schedule and Forfeiture.”

Number of Shares:	See Morgan Stanley “StockPlan Connect/Stock-Based Awards/ Awarded” for the total number of Restricted Stock Units subject to the Award.

Vesting Schedule and Forfeiture:
Vesting Date. The Grantee must remain in the continuous employ of the Company from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the schedule below, to be eligible to receive payment of this Award. The vesting schedule shall begin on ___________________ (the “Vesting Start Date”).

The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee’s employment among the Company and its affiliates or an approved leave of absence.

Termination of Employment. Notwithstanding the foregoing, if, prior to any Vesting Date, the Grantee (i) dies, or (ii) becomes permanently disabled while in the employ of the Company and terminates employment as a result thereof, or (iii) retires with the consent of the Company, or (iv) is terminated by the Company without Cause (each of the foregoing, a “Forfeiture Event”), then the number of unvested Restricted Stock Units will be reduced on a pro rata basis to the number obtained by (A) multiplying the total number of Restricted Stock Units granted by a fraction, the numerator of which is the number of days between the Vesting Start Date and the Forfeiture Event and the denominator of which is the number of days between the Vesting Start Date and the final Vesting Date, and (B) subtracting from the product the number of Restricted Stock Units that previously vested, if any. Such remaining pro rata unvested Restricted Stock Units shall immediately vest and become nonforfeitable on the date of the Forfeiture Event, and all other Restricted Stock Units that have not previously vested shall be immediately forfeited. If the Grantee terminates employment voluntarily or is terminated for Cause before any Vesting Date, then the Award will terminate automatically on the date of the Grantee’s termination and the Grantee shall immediately forfeit all unvested Restricted Stock Units.

Change in Control. If a Forfeiture Event has not occurred and a Change in Control occurs prior to the final Vesting Date and the Grantee’s employment is terminated by the Company without Cause or by the Grantee for Good Reason, in either case within 12 months following the date of such Change in Control, then the number of unvested Restricted Stock Units will be reduced on a pro rata basis to the number obtained by (i) multiplying the total number of Restricted Stock Units granted by a fraction, the numerator of which is the number of days between the Vesting Start Date and the date the Grantee’s employment was so terminated (such date, the “CIC Related Vesting Date”), and the denominator of which is the number of days between the Vesting Start Date and the final Vesting Date, and (ii) subtracting from the product the number of Restricted Stock Units that previously vested, if any.  All other Restricted Stock Units with respect to which the continued service requirements have not previously been met as of the CIC Related Vesting Date shall be immediately forfeited. In addition, the Grantee shall be deemed to have a CIC Related Vesting Date such that the treatment in the preceding sentence shall apply (A) on the date at any time following the occurrence of a Change in Control and prior to the final Vesting Date on which the Grantee dies, becomes permanently disabled while in the employ of the Company and terminates employment as a result thereof, or retires with the consent of the Company, or (B) if the Grantee has accrued 12 months of continuous employment with the Company following the Change in Control, on the date following the 12 month anniversary of the Change in Control date and prior to the final Vesting Date on which the Grantee’s employment is terminated by the Company without Cause.  For the avoidance of doubt, the occurrence of a Change in Control is not intended to change the protections provided to the Grantee in the event of the Grantee’s death, permanent disability, or retirement with consent occurring prior to the Change in Control.  Such remaining pro rata unvested Restricted Stock Units shall immediately vest and become nonforfeitable on the CIC Related Vesting Date, unless, prior to the occurrence of the Change in Control, the Committee determines in its discretion that such event will not accelerate vesting of any of the Restricted Stock Units covered by this Award.  Any such determination by the Committee is binding on the Grantee.

Payment of Award
Payment for vested Restricted Stock Units will be made solely in shares of Stock, which will be issued to the Grantee as promptly as practicable after the Vesting Date, Forfeiture Event or CIC Related Vesting Date, as applicable (the “Payment Trigger Date”), and in any event no later than the 15th day of the third month following the end of the first taxable year in which the Restricted Stock Units are no longer subject to a substantial risk of forfeiture.

Notwithstanding the foregoing, in the event the Award is determined to be subject to Nonqualified Deferred Compensation Rules, payment will be made no later than the end of the year in which the Payment Trigger Date occurs, except to the extent Section 9(n) of the Plan requires payment on the Grantee's Section 409A Payment Date.

Dividends, Voting and Other Rights:
Restricted Stock Units are not shares of Stock and have no voting rights or, except as described in this paragraph, dividend rights. With respect to each Restricted Stock Unit subject to this Award, the Grantee is also awarded Dividend Equivalents with respect to one share of Stock, which means that, in the event that Occidental declares and pays a cash dividend on its outstanding Stock and, on the record date for such dividend, the Grantee holds Restricted Stock Units that have not been settled or forfeited pursuant to the terms of the Award Agreement, then the Grantee will be credited on the books and records of Occidental with an amount equal to the amount per share of any such cash dividend for each outstanding Restricted Stock Unit. The Grantee will be credited with such Dividend Equivalents for the period beginning on the Date of Grant and ending on the applicable Payment Trigger Date or, if earlier, the date the Grantee forfeits his rights with respect to the Restricted Stock Units. Occidental will pay in cash to the Grantee an amount equal to the Dividend Equivalents credited to such Grantee as promptly as may be practicable on or after the time the cash dividends to which such Dividend Equivalents relate are paid by Occidental to its stockholders generally, and in any event no later than the 15th day of the third month following the end of the first taxable year in which the Dividend Equivalents are no longer subject to a substantial risk of forfeiture.